ASSET PURCHASE AND SALE AGREEMENT
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         THIS ASSET PURCHASE AND SALE AGREEMENT  (this  "Agreement") is made and entered into as of November 15, 1999 (the "Effective Date"), by and between Altair International Inc., an Ontario corporation ("Buyer") and BHP Minerals International Inc., a Delaware corporation ("Seller"). All capitalized terms not otherwise specifically defined in the text hereof shall have the meanings set forth in Article X below.

                                   Background

1. Seller owns certain technology and other assets related to use of hydrometallurgical processes developed by Seller in connection with Seller's ilmenite upgrading project work
                  conducted   at  BHP's  Reno   Facility  (as  defined  in  this
                  Agreement).

2. Buyer and Seller have entered into a certain Letter Agreement dated September 23, 1999 (the "Letter Agreement") with respect to Buyer's purchase, and Seller's sale, of the Technology (as defined in this Agreement) and related assets of Seller.

3. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Technology and related assets of Seller, all as more particularly set forth below.

                                    Agreement

         NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                             SALE OF ASSETS; CLOSING

         1.1 Assets. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, transfer, assign, and deliver to Buyer, and Buyer shall purchase from Seller, all right, title and interest in and to the Technology, the Tangible Assets, and the Other Assets, each as described and defined on Exhibit A hereto (collectively, the "Assets"), which exhibit is expressly incorporated herein.

         1.2 Exclusion of Liabilities. Seller understands, agrees and acknowledges that Buyer shall not assume or have any responsibility, liability or obligation for any obligation, commitment, responsibility, or other Liability of any kind or nature (a) incurred by Seller, (b) related to the operation or development of the Assets prior to the Closing Date, or (c) resulting from any action or omission of Seller prior to the Closing Date, including, without limitation, Liabilities for real property, income, franchise and all other taxes of Seller, Liabilities for contractual obligations of Seller which are not specifically assumed by Buyer under this Agreement, Liabilities for pending or threatened litigation, or Liabilities related in any way to any profit sharing, 401(k) savings, employee pension plans, deferred compensation plan, severance pay, cafeteria plan, life insurance, medical, dental, disability, welfare or vacation plan of Seller or any other plan or arrangement of Seller of any kind or character related to its employees.

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         1.3      Purchase Price.

                  (a) Unless otherwise specified, all amounts set forth in this Agreement are in Australian Dollars. Nonetheless, Buyer may pay any Australian Dollar denominated obligation under this Agreement using United States Dollars, and such United States Dollar payments shall be converted into Australian Dollars based upon the noon buying rate in New York City for Australian Dollars on the date such payment is made certified by the Federal Reserve Bank of New York.

                  (b) The total purchase price for all of the Assets (the "Purchase Price") shall be Fifteen Million Dollars ($15,000,000), payable as follows: (i) Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in cash payable at Closing, (ii) Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in cash payable on or before February 15, 2000, (iii) Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in cash payable on or before May 15, 2000, and (iv) Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000) in cash payable on or before August 15, 2000.

                  (c) The Purchase Price shall be allocated among the Assets for all purposes in accordance with the following percentages: Ten Percent (10%) of the Purchase Price ($1,500,000) shall be allocated to the Services Agreement described in Section 1.5(a)(v) below; Twenty Percent (20%) of the Purchase Price ($3,000,000) shall be allocated to the Tangible Assets; and Seventy Percent (70%) of the Purchase Price ($10,500,000) shall be allocated to the Technology .

                  (d) All payments of the Purchase Price shall be made by wire transfer to an account designated by Seller.

         1.4 Closing. The parties agree to close the purchase and sale of the Assets and the consummation of the other transactions contemplated by this Agreement (the "Closing") on November 16, 1999 or such later date as the parties shall mutually agree (the "Closing Date").

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         1.5      Closing Deliveries.

                  (a) At the Closing, Seller shall deliver to Buyer the following:

                           (i) An  executed  Bill of Sale in the form of Exhibit
                  B, transferring to Buyer all of the Tangible Assets, free and clear of all Encumbrances arising by, through or under the actions of Seller prior to the Closing;

                           (ii)  An  executed   counterpart   of  an  Assignment
                  Agreement in the form of Exhibit C, assigning to Buyer the Technology free and clear of all past Encumbrances;

                           (iii) An executed  counterpart  of an Assignment  and
                  Assumption Agreement in the form of Exhibit D, assigning to Buyer the Asset Related Contracts free and clear of all past Encumbrances;

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                           (iv) An executed  counterpart of a Lease Agreement in
                  the form attached hereto as of Exhibit E;

                           (v) An executed  counterpart of a Services  Agreement
                  in the form attached hereto as Exhibit F;

                           (vi)  Possession of all of the Assets;

                           (vii) An executed Receipt in  substantially  the form
                  of Exhibit G;

                           (viii) Such other documents, agreements, assignments,
                  instruments and certificates as may be required by this Agreement or as may be reasonably requested by Buyer to carry out the terms and conditions of this Agreement.

                  (b) At the Closing, Buyer shall deliver to Seller the following:

                           (i) A wire transfer to an account designated by Seller in the amount of $3,750,000;

                           (ii) An executed  counterpart  of an  Assignment  and
                  Assumption Agreement in the form of Exhibit D, assigning to Buyer the Asset Related Contracts free and clear of all Encumbrances;

                           (iii) An executed counterpart of a Lease Agreement in
                  the form attached hereto as Exhibit E;

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

                           (iv) An executed  counterpart of a Services Agreement
                  in the form attached hereto as Exhibit F.

         1.6 Risk of Loss. Seller shall retain all risk of loss with respect to the Assets until the Assets have been tendered to Buyer at Closing.

         1.7 Buyer's Rights and Obligations. Upon Closing, Buyer shall have ownership and possession of the Assets and the right to use the Assets for any purpose and to realize all benefits, known or unknown, that may be derived from the ownership or application thereof, subject to Section 6.5 and 6.6.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller  represents and warrants to Buyer as follows,  as of the Closing
Date:

         2.1 Organization, Existence and Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has full corporate power and authority to carry on its business as now being conducted, to own and operate its properties and assets, and to perform all of its obligations under the Transaction Documents. Seller is qualified to do business in Nevada and any other jurisdiction in which failure to qualify could have a Material Adverse Effect on the Assets or the rights of Buyer under this Agreement.

         2.2 Authority. Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and all other Transaction Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. No corporate proceedings or authorization by Seller or its shareholders, which have not already been taken, are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents, the performance of Seller's obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby. This Agreement has been, and the Transaction Documents, when executed and delivered by Seller will have been, duly and validly executed and delivered by Seller, and this Agreement and each of the Transaction Documents constitutes the legal, valid and binding agreement of Seller enforceable against Seller in accordance with its terms. Each individual executing this Agreement and the other Transaction Documents on behalf of Seller has the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof.

         2.3 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, nor the compliance by
Seller with any of the provisions hereof and thereof (i) conflicts with or violates any provision of the Certificate of Incorporation, Bylaws, or other charter or governing documents of Seller, (ii) will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, contract, agreement, commitment, bond, mortgage, indenture, license, lease, pledge agreement or other instrument or obligation to which Seller is a party or by which Seller or any of its properties or assets may be bound, including, without limitation, any agreement with respect to the sale by Seller of any of its properties or assets, (iii) violates or conflicts with any provision of any Legal Requirement binding upon Seller, or (iv) will result in, or require, the creation or imposition of, any Encumbrance upon or with respect to any of the Assets, or impair the ability of Seller to carry out its obligations under this Agreement or the Transaction Documents.

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

         2.4 Absence of Undisclosed Liabilities. Seller does not have any Liabilities, including, without limitation, any Liabilities resulting from failure to comply with any Legal Requirement applicable to Seller or measured by the income or sales of Seller for any period, which could adversely affect the Assets, give rise to an Encumbrance against the Assets or adversely affect Seller's ability to carry out the transactions contemplated by this Agreement and the Transaction Documents. As of the Closing Date there was no transaction previously entered into or any state of facts or circumstances existing which could give rise to, cause, or result in any Liability of Seller which could adversely affect the Assets, give rise to an Encumbrance against the Assets or adversely affect Seller's ability to carry out the transactions contemplated by this Agreement and the Transaction Documents.

         2.5      Title to Assets and Related Matters.

                  (a) Seller owns all of the Assets. Seller owns all of the Technology free and clear of all Encumbrances and claims or rights of any other Person. Seller owns all of the Tangible Assets and Other Assets free and clear of all Encumbrances and the claims or rights of any other Person arising by, through or under Seller. At Closing, upon the consummation of all transactions and deliveries required by Article I of this Agreement, Seller shall have conveyed to Buyer, and Buyer shall have acquired, (i) all right, title and interest in and to the Technology, free and clear of all Encumbrances, claims or rights of any other Person, and (ii) all right, title and interest in and to the Tangible Assets and Other Assets, free and clear of all Encumbrances and the claims or rights of any other Person arising by, through or under Seller.

                  (b) All plants, property, equipment and other capital assets included in the Assets are structurally sound with no known Material defects and are in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of the Assets as presently operated. No such plant, property, equipment or other capital asset to the best of Seller's knowledge is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not Material in nature or cost.

                  (c) There are no outstanding or, to the Knowledge of Seller, threatened, claims of infringement, actions, disputes, or disagreements with respect to the Technology. Seller has delivered to Buyer a complete and accurate copy (or the original where available) of each registration, certificate, application or other document relating to the Technology. Neither Seller nor any


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


predecessor in interest of Seller has granted any Person any rights with respect to the Technology under any license agreement or other arrangement. No Person has a right to receive a royalty or other payment in respect of any item of the Technology pursuant to any contractual or other arrangement. Seller has not granted any license, sublicense or other right relating in whole or in part to any of the Technology. Seller has not received any notice that its or any other Person's use of any item of the Technology is interfering with, infringing upon or otherwise violating the rights of any Person in or to such Technology, and no proceedings have been instituted against or notices received by Seller alleging that any use or proposed use of any item of the Technology infringes upon or otherwise violates any rights of any Person in or to the Technology.

                  (d) To the Knowledge of Seller, there are no existing patents or applications for patents, provisional applications to patent and other patent rights filed with respect to a process that is similar to the Technology. With respect to the patent applications, provisional applications to patent and other patent rights identified in Section A.6. of Exhibit A hereto, Seller reasonably believes the applications, provisional applications to patent and other patent rights represent work eligible for patent protection and Seller has no Knowledge of information which would preclude the issuance of such patents.

                  (e) Notwithstanding anything to the contrary in Sections 2.5(a) through (d) above, Seller does not represent or warrant (a) that the Technology does not infringe any third party rights, (b) that the Assets are merchantable or fit for a particular purpose, (c) that the Technology is valid, enforceable or has any particular scope, or (d) that Buyer can or will be able to understand, use or commercialize the Technology. Seller has previously delivered to Buyer a copy of a letter dated July 28, 1997 from Dupont, as well as a copy of a reply dated July 31, 1997. The matter involves Tim Spitler.

         2.6 Compliance With Laws. Seller is, to its Knowledge, in compliance with all Legal Requirements applicable to the ownership of the Assets. Seller has no basis to expect, nor has it received, any Order, notice, or other communication from any Governmental Authority of any alleged, actual, or potential violation and/or failure to comply with any such Legal Requirement. Seller has obtained all applicable testing Permits and has informed Buyer that Buyer may possibly be required to obtain a production permit or permits from applicable Governmental Authorities.

         2.7 Litigation. (i) Seller is not subject to any Order in which relief is sought involving, affecting, or relating to the ownership, operation, or use of the Assets or the matters covered by the Transaction Documents which would prevent, delay, or make illegal the transactions contemplated by this Agreement or the Transaction Documents; (ii) there are no Proceedings pending or, to the Knowledge of Seller, threatened against, involving, affecting or relating to Seller's ownership, operation, use or proposed transfer of the Assets before any mediator, arbitrator or Governmental Authority, and (iii) to the Knowledge of Seller, there exist no facts to serve as a basis for the institution of any Proceeding against Seller or any of the Assets or the conduct of the business of Seller or which would prohibit or adversely affect the ability of Seller to carry out its obligations under this Agreement or the Transaction Documents.

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

         2.8 Governmental Authorization. Seller has, to its Knowledge, obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Authority (i) pursuant to which Seller currently operates or holds any interest in any of the Assets, and (ii) that is required for the operation or holding of the Assets ((i) and (ii) collectively referred to as "Seller Authorizations"), and all of such Seller Authorizations are in full force and effect.

         2.9 No Broker's or Finder's Fees. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Seller in connection with this Agreement or the transactions contemplated hereby, and no Person, including Seller, is or will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement, the Transaction Documents or the transactions contemplated hereby or thereby.

         2.10 Bankruptcy. Seller has not made any assignment for the benefit of creditors, filed any petition in bankruptcy, been adjudicated insolvent or bankrupt, petitioned or applied to any tribunal for any receiver, conservator or trustee of it or any of its property or assets, or commenced any proceeding under any reorganization arrangement, readjustment of debt, conservation, dissolution or liquidation law or statute of any jurisdiction; and no such action or proceeding has been commenced or threatened against Seller by any creditor, claimant, governmental authority or any other person.

         2.11 Personal Property. There is no personal property necessary to the use of the Technology or any other Assets that is not included in the Assets. All of the Assets are located at the Seller's offices at 204 Edison Way, Reno, NV 89502 ("BHP's Reno Facility").

         2.12 Tax Matters. All federal, state and local taxes, assessments, excises, interests, penalties, and other levies owed by Seller with respect to the Assets or Seller's development or operation of the Assets have been fully paid. Except as contemplated by Section 6.7 (regarding proration of property taxes and payment by Buyer of transfer taxes), no event has occurred that could reasonably be expected to impose on Buyer any liability accruing prior to the Closing Date or arising as a result of Seller's use or ownership of the Assets for any taxes, penalties or interest due or to become due from any taxing authority.

         2.13 Environmental Matters. The Assets have at all times been owned and operated in compliance with all "Environmental Laws" (as defined below), and, to the Knowledge of Seller, there are no circumstances which may prevent or interfere with such compliance in the future or require a substantial expenditure in order to ensure substantial compliance. In the last five (5) years, Seller has not received any communication (whether written or oral), whether from a Governmental Authority, citizen group, employee or otherwise, that alleges that any of the Assets is not in full compliance with Environmental Laws. All permits, licenses, certificates, authorizations, approvals, registrations, and other similar consents granted or issued by any Governmental


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Authority  (collectively,  the "Permits"),  registrations and other Governmental
Authorizations currently held by Seller with respect to the Assets are as follows: (i) special use permit issued by the City of Reno to operate a minerals testing laboratory, Case No. 127-93 and (ii) special use permit issued by the City of Reno to allow expansion to existing facility that generates hazardous waste, Case No. 127-93/File 2, which are, to the Knowledge of Seller, all Permits necessary for the ownership and operation of the Assets (including, without limitation, the use and development of the Technology). Seller has not been notified by any Governmental Authority that any Permit will be modified, suspended or revoked or cannot be renewed in the Ordinary Course of Business, and to the Knowledge of Seller, no Permit will be modified, suspended or revoked, or cannot be renewed in the Ordinary Course of Business of Buyer. Seller has obtained all applicable testing Permits and has informed Buyer that Buyer may possibly be required to obtain a production permit or permits from applicable Governmental Authorities.

                  (a) There is no "Environmental Notice" (as defined below) that is (i) pending or, to the Knowledge of Seller, threatened with respect to the Assets or (ii) to the Knowledge of Seller, pending or threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed to Buyer as a result of its acquisition of the Assets or consummation of the transaction contemplated by this Agreement.

                  (b) To Seller's Knowledge, there is no past or present action, activity, circumstance, condition, event or incident arising from the operation, ownership or use of any Asset by Seller, including, without limitation, the release, emission, discharge or disposal of any "Pollutant Material" (as defined below) into the "Environment" (as defined below), that (i) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (ii) could reasonably be expected to form the basis of any Environmental Notice against or with respect to Seller or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed to Buyer as a result of its acquisition of the Assets or the consummation of the transactions contemplated by this Agreement.

                  (c)      For purposes of this Section 2.13:

                           (i) "Environment" means any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and any indoor workplace.

                           (ii) "Environmental Notice" means any written notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental costs, harm or damages to person, property, natural resources or other fines or penalties) arising out of, based on or resulting from (a) the emission, discharge, disposal, release or threatened release in or into the Environment of any Pollutant Material or (b) circumstances forming the basis of any violation, or alleged violation, of any applicable Environmental Law.

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                           (iii) "Environmental Laws" means all national, state,
         local and foreign laws, codes, regulations, common law, requirements, directives, Orders, and administrative or judicial interpretations thereof, all as in effect on the date hereof or on the Closing Date, relating to pollution, the protection of the Environment or the
         emission,  discharge,   disposal,  release  or  threatened  release  of
         Pollutant Material in or into the Environment, including without limitation the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control
         Act,  33  U.S.C.   ss.  1321,   et  seq.,   the   Hazardous   Materials
         Transportation   Act,  49  U.S.C.  ss.  1801,  et  seq.,  the  Resource
         Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and the Toxic Substances Control Act, ss. 15 U.S.C. ss. 2601, et seq.

                           (iv) "Pollutant Material" means pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes, including, without limitation, petroleum and petroleum products.

         2.14 Contracts. Except for contracts described under the heading "Other Assets" on Exhibit A, Seller is not a party to or bound by an contract or agreement, whether written or oral, related in any way to the Assets (collectively, the "Asset Related Contracts"), including without limitation, any contract or agreement related to the lease, maintenance, operation, or use of any of the Assets . Seller has (i) performed all of the obligations required to be performed by it, (ii) is entitled to all benefits under, and (iii) is not alleged to be in default in respect of, any Asset Related Contract. Each of the Asset Related Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Seller or with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Asset Related Contract, or (B) result in the loss or expiration of any Material right or option by Seller (or the gain thereof by any third party) under any Asset Related Contract. True, correct and complete copies of all Asset Related Contracts have been delivered to Buyer. Exhibit A lists each Asset Related Contract for which the consent, waiver or approval of any third party to such Asset Related Contract is required thereunder in connection with the transactions contemplated by this Agreement or for such Asset Related Contract to remain in effect without modification after the Closing. Such list is complete and accurate.

         2. Flood of 1997. Seller has informed Buyer that in January of 1997, a 100-year flood occurred causing water damage to BHP's Reno Facility. Subsequent to that flood, Seller has installed equipment and various barriers in the pilot plant located at BHP's Reno Facility to preclude damage caused by a flood of equal or lesser magnitude than the 1997 flood.

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


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows as of the Closing Date:

         3.1 Organization, Existence and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario, is qualified to transact business in the State of Nevada and has full corporate power and authority to carry on its business as now being conducted, to own and operate its properties and assets, and to perform all of its obligations under the Transaction Documents.

         3.2 Authority. Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, as evidenced by the attached Resolution of Buyer's Board of Directors attached as Exhibit H. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy and the laws affecting the enforcement of creditors' rights generally or equitable principles.

         3.3 Consents and Approvals; No Violation. Neither Buyer's execution and delivery of this Agreement, nor Buyer's consummation of the transactions contemplated hereby will (i) require Buyer to make any filing or registration with, give notice to, or obtain any consent, approval or authorization from any Governmental Authority or any other Person (including creditors), other than obligations arising under United States federal, Canadian federal, state and provincial securities laws, or (ii) result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any provision of the Articles of Incorporation or Bylaws of Buyer, any Legal Requirement binding upon Buyer, any contract, agreement, license, lease, instrument or other arrangement, or any Governmental Authorization or other instrument or obligation to which Buyer is a party, or by which Buyer may be bound or to which any of its assets may be subject.

         3.4 No Broker's or Finder's Fees. No agent, broker, investment banker or similar Person has acted directly or indirectly on behalf of Buyer in connection with this Agreement or the transactions contemplated hereby, and no Person, is or will be entitled to any such broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated hereby.


                                   ARTICLE IV
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement at the Closing are subject to fulfillment of the following conditions, any one or more of which may be waived in whole or in part by Buyer in the manner provided for herein.

         4.1 Representations and Warranties True at Closing. The representations and warranties of Seller contained in this Agreement, including any exhibits or attachments hereto, shall be true, correct and complete in all Material respects as of the Closing Date.

         4.2 Seller's Performance; Compliance with Agreement. Seller shall have performed and complied with all obligations, agreements, covenants, deliveries and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

         4.3 Authorization; Third Party Consents. Seller shall have obtained all consents or approvals necessary to transfer the Assets to Buyer.

         4.4 Good Title to Seller. Seller shall have transferred and delivered all of the Technology free and clear of all Encumbrances and all of the Tangible Assets and Other Assets free and clear of all Encumbrances arising by, through or under Seller,

         4.5 No Litigation. No known Proceeding shall be pending or threatened before any Governmental Authority, in any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, Order, decree, ruling, or charge would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (c) affect adversely the right of Buyer to own, use and develop the Assets.


                                    ARTICLE V
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement at the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by Seller in the manner provided for herein:

         5.1 Representations and Warranties True at Closing. The representations and warranties of Buyer contained in this Agreement, including any exhibits or attachments hereto, shall be true, correct and complete in all Material respects as of the Closing Date.

         5.2 Buyer's Performance; Compliance with Agreement. Buyer shall have performed and complied with all obligations, agreements, covenants and conditions required by this Agreement to be performed or complied with by Buyer on or before the Closing Date, including qualification to do business in Nevada.

                                   ARTICLE VI
                       COVENANTS OF PARTIES AFTER CLOSING

         Each of the parties hereto agrees as follows with respect to the period beginning immediately after the Closing:

         6.1 Further Assurances of Seller. Seller shall, upon the request of Buyer from time to time after the Closing, execute and deliver, and use its best efforts to cause other Persons to execute and deliver, all such further documents and instruments, and will do or use its best efforts to cause to be done such other acts, as Buyer may reasonably request in order to consummate more completely and make effective the transactions contemplated hereby.

         6.2      Noncompetition and Nonsolicitation.

                  (a) As a Material term of this Agreement and in order to protect the value of the Assets and any and all trade secrets associated therewith, Seller covenants and agrees that, during the period commencing on the Closing Date and continuing until the fifth anniversary of the Closing Date (the "Covenant Period"):

                           (i) Except as permitted by Section 6.6, neither Seller nor any Affiliate of Seller shall, directly or indirectly, either individually or on behalf of or with any Person, use or engage in the development of hydrometallurgical methods and processes that incorporate or relate to the Technology, or any technology derivative of or similar to the Technology, or otherwise compete anywhere in the world with the businesses or processes for which the Technology is designed or used by Buyer.

                           (ii) Neither Seller nor any Affiliate of Seller shall employ, or make any solicitation with respect to the employment of, any person presently or subsequently employed by Buyer in connection with Buyer's development, operation or utilization of any of the Assets, unless Buyer first terminated the employment of such person.

                  (b) Seller and Buyer agree that the scope, duration and geographic area for which the covenants in this Section 6.2 are to be effective are reasonable. In the event that any court of competent jurisdiction finally determines that the scope, time period or geographic area of any such covenant is unreasonable or excessive and that any covenant is to that extent made unenforceable, the parties agree that the restrictions of this Section 6.2 shall remain in full force and effect for the greatest scope, the greatest time period, and within the greatest geographic area that would not render it unenforceable (and such court is hereby authorized to so modify this Section 6.2).

                  (c) The covenants of Seller contained in this Section 6.2 are joint and several and independent of any covenants of Buyer contained herein or in any other document or instrument delivered in connection herewith or pursuant hereto, and no breach by Buyer of any such covenant shall justify any breach by Seller of its covenants under this Section 6.2.

                  (d)  The   Purchase   Price  paid  to  Seller  and  the  other
consideration provided by Buyer to Seller hereunder and pursuant to the Transaction Documents constitute adequate and sufficient consideration for Seller's covenants under this Section 6.2.

                  (e) Nothing in this Section 6.2 shall preclude Seller from independently developing or acquiring any materials or rights, irrespective of their similarity to the Assets, following the expiration of the Covenant Period; provided that this Section 6.2(e) is not, and shall not be construed as, a waiver by Buyer of any rights existing or hereafter arising under any future agreements, patents, statutes, regulations or doctrines of common law.

         6.3 NonUse and NonDisclosure by Seller. Unless otherwise required by law or expressly authorized in writing by Buyer, neither Seller nor any Affiliate of Seller shall use for the benefit of any person other than Buyer or disclose directly or indirectly to any Person not in the employ of Buyer any Buyer Confidential Information. "Buyer Confidential Information" means (a) any and all technical data or know-how, intellectual property, trade secrets, operating instructions and any additional information with respect to the Technology, (b) any and all technical data or know-how, intellectual property, trade secrets, operating instructions and any additional information which relates to research, products, services, hardware or software, developments, inventions, processes, designs, drawings, engineering, business plans, marketing or finances of Buyer which is or was supplied by Buyer to Seller in connection with this Agreement and was designated in writing as proprietary or confidential, and (c) any information or data obtained by Seller or any representative of Seller pursuant to Seller's exercise of its rights under
Section 6.5(d) ; provided, however, Buyer Confidential Information shall not include information that (d) is or becomes generally usable by the public other than as a result of a disclosure by Seller or an Affiliate of Seller, (e) was in the possession of Seller on a non-confidential basis prior to its disclosure by Buyer (other than information related to the Technology), (f) was given to Seller by a Person who is not otherwise bound by a confidentiality agreement with Buyer or is not otherwise prohibited by Buyer from transmitting the information to Seller, or (g) was or is independently developed by Seller (other than any information related to or included in the Technology).

         6.4 Non-Use and Non-Disclosure by Buyer. Unless otherwise required by law or expressly authorized in writing by Seller, neither Buyer nor any Affiliate of Buyer shall use for the benefit of any Person other than Seller or disclose directly or indirectly to any Person not in the employ of Seller any "Seller Confidential Information". "Seller Confidential Information" means any and all technical data or know-how, intellectual property, operating instructions and any additional information which relates to research, products, services, hardware or software, developments, inventions, processes, designs, drawings, engineering, business plans, marketing or finances of Seller which is or was supplied by Seller to Buyer in connection with this Agreement and was designated in writing as proprietary or confidential; provided, however, Seller Confidential Information shall not include information that (i) is or becomes generally usable by the public other than as a result of a disclosure by Buyer or an Affiliate of Buyer, (ii) was in the possession of Buyer on a non-confidential basis prior to its disclosure by Seller, (iii) was given to Buyer by a Person who is not otherwise bound by a confidentiality agreement with Seller or is not otherwise prohibited by Seller from transmitting the information to Buyer, (iv) was or is independently developed by Buyer, or (v) is included in or related in any manner to the Technology.

         6.5      Royalty.

                  (a) Payment of Royalties. During the period commencing on the Closing Date and continuing until the earlier to occur of (i) the fifteenth
(15th) anniversary of the Closing Date, or (ii) the date Buyer has paid an aggregate royalty pursuant to this Section 6.5 of $105,000,000, Buyer shall pay to Seller a royalty (the "Royalty") determined in the following manner:

                           (i)      unless subsections (ii), (iii) or (iv) below
apply (in which case the Royalty shall be as set forth therein), Buyer shall pay to Seller an amount equal to three percent (3%) of the Benchmark Price for all uncoated titanium dioxide pigment produced and sold as a result of the use of the Technology by Buyer, an Affiliate of Buyer, or a Transferee of the Technology from Buyer;

                           (ii)     Buyer shall pay to Seller an amount equal to
one and one-half percent (1.5%) of the Benchmark Price for all uncoated titanium dioxide pigment produced and sold as a result of the use of the Technology by Buyer, an Affiliate of Buyer, or a Transferee of the Technology from Buyer at any mineral properties in Tennessee presently or hereafter owned, leased, or otherwise controlled by Buyer or an Affiliate of Buyer;

                           (iii)    Buyer shall pay to Seller an amount equal to
one and one-half percent (1.5%) of the Benchmark Price for all uncoated titanium dioxide pigment produced and sold as a result of the use of the Technology pursuant to a license granted under Section 6.6 by Buyer or an Affiliate of Buyer or Transferee of such license at Seller's heavy mineral sands operation that is located in Auckland, New Zealand (the "BHP New Zealand Plant") and feeds Seller's New Zealand steel plant; and

                           (iv)     Buyer shall pay to Seller an amount equal to
three percent (3%) of the sales proceeds (F.O.B. Buyer's facility, reduced by the amount of any product returns) received by Buyer or an Affiliate of Buyer or a Transferee of the Technology from the sale of any products (except any products identified in subsections (i), (ii) or (iii) above) produced through Buyer's use of the Technology.


                  (b)  Definition  of  Benchmark  Price.  For  purposes  of this
Section 6.5, "Benchmark Price" means for each calendar quarter beginning January 1, March 1, July 1, and October 1, the average international market price for uncoated titanium dioxide published quarterly by IBMA Inc. or any successor during such calendar quarter, calculated by dividing the sum of all such prices reported on specific days during such calendar quarter by the number of specific days for which such prices were reported. If IBMA Inc. or any successor ceases to report such prices, all such references shall be replaced with references to the international market price for uncoated titanium dioxide in the most nearly comparable established market reasonably selected by Buyer and agreed to by Buyer as published in a similar publication.

                  (c)      Payments.

                           (i)      Buyer  shall be  obligated  to make  Royalty
payments to Seller on a quarterly basis within forty-five (45) days of the end of each calendar quarter during which sales of products described in Section 6.5(a) occur. Payment shall be made by check to the address set forth in Section
9.3 of this Agreement, or upon 48 hours prior written notice from Seller, by wire transfer to the account specified by Seller in such notice.

                           (ii)     Together  with each Royalty  payment , Buyer
shall deliver to Seller a statement ("Production Statement") which shall set forth (A) the quantity of uncoated titanium dioxide pigment produced and sold in each of the three categories described in Sections 6.5(a)(i), (ii) and (iii) above during the calendar quarter, (B) the Benchmark Price for the calendar quarter (C) the sales proceeds received by Buyer from the sale of products described in Section 6.5(a)(iv) above, and (D) the calculation of the Royalty for the calendar quarter.

                           (iii)    Each Production Statement and any payment of
Royalty made in respect thereof shall be considered final and in full satisfaction of all obligations of Buyer with respect thereto, unless Seller gives Buyer written notice describing and setting forth a specific objection thereto within six (6) months after the calendar quarter to which such Production Statement applies.

                  (d) Records. Buyer shall keep accurate records of data necessary for preparation of Production Statements and computation of the Royalty, including records relating to the transfer of the Technology to a Transferee by Buyer and of production of uncoated titanium dioxide pigment and other mineral product as a result of the use of the Technology by such Transferee. Buyer shall retain such records for a period of at least two (2) years after the calendar quarter for which the Production Statement based thereon is delivered to Seller. Buyer's records, books, and accounts that are related to the computation and payment of the Royalty shall be open to the inspection of and copying by Seller or its designated representatives at times selected by Seller upon not less than five (5) days prior written notice to Buyer during normal business hours, but such right of inspection shall not extend the deadline for giving notice of objection to a Production Statement established by subsection (c)(iv) above. Any review of Buyer's records hereunder shall be made at the expense of Seller (including the costs of any copies or other reproductions produced by or for Seller) and shall be conducted in a manner that does not unreasonably disrupt the business of Buyer.

                  (e) Transfer or Pledge of Royalty No assignment of other transfer of the Royalty, or any portion thereof, shall be binding upon Buyer until thirty (30) days after Buyer has received a certified copy of the instrument of transfer that is satisfactory, in the reasonable opinion of Buyer, to evidence the change of ownership and to establish the right, title, or interest of the claiming party and the extent thereof.

                  (f) Control of Operations. Subject to the terms of any license agreement negotiated in accordance with section 6.6, Buyer shall have the sole and exclusive right to determine the timing and the manner of any mining, ore treatment, or other operations for the production of uncoated titanium dioxide pigment that may be subject to the Royalty.

                  (g) Buyer Not Responsible for Accuracy of Transferee Reports. Buyer makes no representations or warranties as to the completeness or accuracy of the information provided in the future by Transferees of Buyer and furnished to Seller by Buyer in a Production Statement or any other document or record or furnished to Seller directly by a Transferee of Buyer, and Buyer shall not be liable to Seller or any other Person for any inaccuracy in any such information. Buyer shall be under no obligation to conduct any independent audit or investigation of the titanium dioxide pigment production information or any other information provided to Buyer and included in a Production Report or other document or furnished directly from a Transferee of Buyer to Seller. It is expressly understood that Buyer shall remain liable under the obligations of this Agreement should a Transferee of Buyer fail to perform any of the terms and conditions of this Agreement.

         6.6 License of Technology. Subject to mutually acceptable terms and conditions in a definitive license agreement to be negotiated between Buyer and Seller or its designed Affiliate, Buyer shall license to Seller or its designated Affiliate, the right to use the Technology at the BHP New Zealand Plant for such license fee and on such other terms and conditions as the parties to such license, acting in good faith, shall agree; provided, however, (i) such license shall be non-exclusive, irrevocable, perpetual, and not transferable (by operation of law or otherwise) by the licensee to any Person without the prior express written consent of Buyer which shall not be unreasonably withheld, and
(ii) the license shall include an agreement by Buyer to process, at the Reno Facility (or such successor facility at which Buyer develops the Assets), in exchange for a normal and customary fee, for testing purposes only, titaniferous concentrates from the licensee's operation in such amounts and at such times as the parties to the license may agree.

         6.7      Proration of Taxes/Costs.

                  (a) All personal property taxes and assessments for the year ended December 31, 1999 pertaining directly to the Assets shall be prorated as of the Closing Date. All personal property taxes and all taxes and assessments to be prorated in accordance herewith shall be deemed to be equal to the amounts assessed to Seller with respect to such taxes and assessments for the last full period for which such taxes or assessments were assessed. Seller shall be responsible for all taxes and assessments relating to the period prior to January 1, 1999, and Buyer shall be responsible for all taxes and assessments related to the period after December 31, 1999. In the event the amount of any tax or assessment to be prorated in accordance herewith is not ascertainable at the Closing, such amount shall be deemed to be equal (on a pro rata basis for partial periods) to the amounts paid by Seller for the last full billing period relating to each of such items immediately preceding the Closing Date.

                  (b) Buyer shall pay all transfer taxes, if any, imposed by the laws of the State of Nevada with respect to the transactions contemplated by this Agreement.

                  (c) Except as expressly provided in Section 6.7(a) and Section 6.7(b), Buyer shall not be responsible for, and Seller shall indemnify and hold harmless Buyer from, any federal, state and local taxes, assessments, excises, interests, penalties, and other levies arising or accruing with respect to the Assets or Seller's development or operation of the Assets prior to the Closing Date or arising or accruing with respect to the business, income, existence, employment contracts or other aspects or functions of Seller.

         6.8 Payment of Costs. Each of Buyer and Seller shall bear its own costs and expenses (including, without limitation, fees and expenses of business brokers, legal counsel, accountants and other facilitators and advisors, except as otherwise specifically set forth herein) incurred at any time in connection with this Agreement and the transactions contemplated hereby.

         6.9 Patent Prosecution. Subsequent to the Closing, Buyer and Seller shall work together in good faith to prepare and file patent applications in Buyer's name for the purpose of obtaining patent protection of elements of the Technology identified by Buyer. Buyer and Seller estimate that the expense of preparing and filing such applications will be approximately Ten Thousand Dollars ($10,000) per application. Buyer and Seller agree that the obligation to file such applications is a Material element of the transactions contemplated by this Agreement. Buyer agrees to reimburse Seller for the actual and reasonable expenses (in U.S. Dollars) incurred by Seller in performing its obligations requested by Buyer under this Section 6.9.

                                   ARTICLE VII
                             DEFAULT/INDEMNIFICATION

         7.1      Default.

                  (a) Seller Default. If Seller shall breach any of Seller's representations, warranties or covenants contained in this Agreement, Buyer shall give written notice of such breach to Seller, and Seller shall have thirty
(30) days after receipt of such notice to cure the default or breach. If Seller does not cure such default or breach within such thirty (30) day cure period, Buyer shall be entitled to pursue the indemnification relief set forth in Sections 7.2 through 7.5 of this Article VII or any other remedy available to Buyer at law; provided that, notwithstanding anything in this Section 7 to the contrary, (i) the notice requirement and thirty (30) day right to cure period provided for in this Section 7.1 shall not apply if Buyer has been sued or is threatened with legal action as a result of Seller's default or breach under this Agreement and, in such case, Buyer shall be immediately entitled to pursue the provisions of Sections 7.2 through 7.5; (ii) the thirty (30) day cure period shall not apply to a breach by Seller of the covenants contained in Sections 6.2 and 6.3 hereof and, in the event Seller shall breach the provisions of Section
6.2 or 6.3, Buyer shall be entitled to the remedies set forth in Sections 7.2 through 7.5 and all other remedies available at law or in equity immediately upon Buyer becoming aware of such breach; and (iii) Seller shall not be liable to Buyer or its Affiliates or agents for any consequential damages of any kind (including lost profits) suffered by Buyer or its Affiliates or agents, regardless of the form of action, even if Seller has been advised of the possibility of such damages.

                  (b) Buyer Payment Default. If Buyer shall breach any of Buyer's payment obligations under Section 1.3(b) of this Agreement, Seller shall give written notice of such breach to Buyer, and Buyer shall have thirty (30) days after receipt of such notice to cure the default or breach. If Buyer does not cure such default or breach within such thirty (30) day cure period, Seller may, as its sole and exclusive remedy with respect to a default under Section 1.3(b), elect to retain all amounts paid under this Agreement and demand that Buyer transfer to Seller all right, title and interest of Buyer in the Assets. Upon Seller's demand, (i) Buyer shall forfeit all right, title and interest of Buyer in and to the Assets at no cost to Seller, (ii) title to the Assets shall be transferred to Seller, at no cost to Seller and free of all liens and encumbrances created by, through or under Buyer, (iii) Seller shall have no obligation to reimburse Buyer for any payment made by Buyer to Seller or any costs incurred by Buyer under this Agreement, and (iv) Buyer shall have no further right or interest in the Assets. If Seller so elects to retain all amounts paid under this Agreement and demand that Buyer transfer to Seller all right, title and interest of Buyer in the Assets, as provided above, such remedy shall, notwithstanding anything to the contrary in this Agreement, be Seller's sole remedy in lieu of any other right to damages or right to specific performance of this Agreement, and Seller waives any further right to claim damages from Buyer or seek other legal or equitable remedies as a result of Buyer's default under Section 1.3(b) of this Agreement; provided, however, nothing contained in this section shall terminate, vitiate or otherwise abrogate Seller's right to seek indemnification for Buyer's breach of its representations and warranties set forth in Article III of this Agreement. Buyer and Seller agree that, based upon the circumstances now existing, the foregoing amount is reasonable as liquidated damages. Retention of such amount by Seller shall constitute liquidated damages to Seller, and not as a penalty to Buyer.

                  (c) Buyer's Other Default. If Buyer shall breach any of Buyer's representations, warranties or covenants contained in this Agreement other than those set forth in Section 1.3(b), Seller shall give written notice of such breach to Buyer, and Buyer shall have thirty (30) days after receipt of such notice to cure the default or breach. If Buyer does not cure such default or breach within such thirty (30) day cure period, Seller shall be entitled to pursue the indemnification relief set forth in Sections 7.2 through 7.4 of this
Article VII or any other remedy available to Seller at law; provided that, notwithstanding anything in this Section 7 to the contrary, (i) the notice requirement and thirty (30) day right to cure period provided for in this
Section 7.1 shall not apply if Seller has been sued or is threatened with legal action as a result of Buyer's default or breach under this agreement and, in such case, shall be immediately entitled to pursue the provisions of Sections
7.2 through 7.4; (ii) the thirty (30) day cure period shall not apply to a breach by Buyer of the covenants contained in Section 6.3 hereof, and in the event Buyer shall breach the provisions of Section 6.3, Seller shall be entitled to the remedies set forth in Sections 7.2 through 7.4 and all other remedies available at law or in equity immediately upon Seller becoming aware of such breach; and (iii) Buyer shall not be liable to Seller or its Affiliates or agents for any consequential damages of any kind (including lost profits) suffered by Seller or its Affiliates or agents, regardless of the form of action, even if Seller has been advised of the possibility of such damages.

         7.2 Indemnification by Seller. Seller unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Buyer, each Affiliate of Buyer, and each of their officers, directors, employees, successors, or assigns (Buyer and such persons are collectively referred to as the "Buyer's Indemnified Persons") from and against, and shall reimburse the Buyer's Indemnified Persons for, each and every Loss threatened against, paid or incurred by, or imposed on, any Buyer's Indemnified Person, directly or indirectly, relating to, resulting from or arising out of: (a) any Material inaccuracy in any representation or warranty or any Material breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement, the other Transaction Documents or any agreement, certificate or other document delivered or to be delivered by Seller pursuant hereto in any respect; (b) any claim made based on facts alleged which, if true, would have constituted any such inaccuracy, breach or nonfulfillment; (c) the development, acquisition, ownership or operation of the Assets prior to the Closing Date or any activities or omissions of Seller with respect to the Assets ; or (d) the application or any violation by Seller of, or failure of Seller to comply with, any Material Legal Requirement. With respect to matters not involving Proceedings brought or asserted by third parties, within thirty (30) days after notification from any of Buyer's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling any or all of Buyer's Indemnified Persons to indemnity hereunder, Seller, at no cost or expense to Buyer's Indemnified Persons, shall diligently commence resolution of such matters in a manner reasonably acceptable to Buyer's Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those valid claims that may be satisfied by payment of a liquidated sum of money and which are not disputed reasonably and in good faith by Seller, Seller shall promptly pay the amount so claimed. If litigation or any other Proceeding is commenced or threatened by a third party, the provisions of Section 7.4 below shall control over the immediately preceding sentence.

         7.3 Indemnification by Buyer. Buyer unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless Seller from and against, and shall reimburse Seller for, each and every Loss paid, imposed on or incurred by Seller, directly or indirectly, relating to, resulting from or arising out of: (a) any Material inaccuracy in any representation or warranty or any Material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement, any other Transaction Document or under any agreement, certificate or other document delivered or to be delivered by Buyer pursuant hereto in any respect, or (b) Buyer's ownership, management, operation or control of the Assets after the Closing Date. With respect to matters not involving Proceedings brought or asserted by third parties, within thirty (30) days after notification from Seller supported by reasonable documentation setting forth the nature of the circumstances entitling Seller to indemnity hereunder, Buyer, at no cost or expense to Seller, shall diligently commence resolution of such matters in a manner reasonably acceptable to Seller and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those valid claims that may be satisfied by payment of a liquidated sum of money and which are not disputed reasonably and in good faith by Buyer, Buyer shall promptly pay the amount so claimed. If litigation or any other Proceeding is commenced or threatened by a third party, the provisions of Section 7.4 below shall control over the immediately preceding sentence.

         7.4 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted under this Article VII against an indemnified party or any successor thereto (the "Indemnified Person") by a third party in respect of which indemnity may be sought under this Article VII from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall undertake the defense, compromise or settlement of such Proceeding with counsel reasonably satisfactory to the Indemnified Person, and the Indemnifying Person shall assume and pay all fees, costs and expenses relating to or associated with the Indemnified Person's defense thereof, including all fees and costs of counsel and the payment of all costs and expenses in connection therewith. The Indemnified Person shall not compromise or settle any such litigation without the consent of the Indemnifying Person, which shall not be unreasonably withheld. The Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person; provided, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that the Indemnifying Person is Materially prejudiced by reason of such delay or failure. Actual or threatened action by a Governmental Authority or other Person is not a condition or prerequisite to the Indemnifying Person's obligations under this
Article VII. In connection with the Indemnified Person's defense of any such Proceeding, the Indemnifying Person shall, reasonably and in good faith, assist and cooperate in the defense thereof. As a condition to asserting any rights under this Article VII, each of Buyer's Indemnified Persons must appoint Buyer as its sole agent for all matters relating to any claim under this Article VII.

         7.5 Environmental Indemnification. Notwithstanding anything in this Agreement to the contrary, Seller shall indemnify, reimburse, defend and hold harmless the Buyer's Indemnified Persons for, from and against all "Environmental Losses" (as defined herein). "Environmental Losses" shall mean the aggregate amount of all Damages (including, without limitation, all costs of taking remedial or corrective action in response to any private or Governmental Authority claim concerning the violation of any Environmental Laws) asserted against or incurred by Buyer or any Buyer's Indemnified Person as a result of any breach of any representation or warranty set forth in Section 2.13 above, including all Liabilities, contingent or otherwise, arising out of actions or omissions of Seller prior to the Closing Date. The process, limitations, obligations and other provisions set forth in Section 7.2 and Section 7.4 shall apply to any claim made under this Section 7.5.

         7.6 Limitation on Indemnification. Notwithstanding anything in this Agreement to the contrary,

                  (a)   except  as  set  forth  in  Section   7.5   above,   the
representations and warranties of Seller in Article II above and the representations and warranties of Buyer in Article III above shall survive the Closing Date and shall continue in full force and effect for a period of two (2) years after the Closing Date, after which time they shall expire;

                  (b) the  representations  and  warranties set forth in Section
2.13 and Buyer's rights under Section 7.5 shall continue in full force and effect indefinitely and shall apply to any Losses that any Buyer's Indemnified Person asserts in writing against Seller at any time, and the amount of such Losses shall not be limited by clause (c) below; and

                  (c) except as provided by Section 7.6(b), Seller shall have no liability for amounts payable to any Buyer's Indemnified Person pursuant to its indemnification obligations in this Section 7 in excess of the aggregate amount of the Purchase Price received by Seller as of the date the subject claim is presented to Seller for payment. Buyer shall have no liability for amounts payable to Seller or any Transferees of Seller pursuant to its indemnification obligations in this Section 7 in excess of the amount of the Purchase Price paid by Buyer as of the date the subject claim is presented to Seller for payment.


                                  ARTICLE VIII
                                   TERMINATION


         8.1 Termination of Agreement. This Agreement may be terminated as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                   (b) Notwithstanding the provisions of Section 7.1, if, following Seller's satisfaction of all conditions precedent to Closing set forth in Article IV of this Agreement and tender of closing by Seller on or after November 15, 1999, Buyer fails to pay the portion of the Purchase Price due at Closing or otherwise to close, Seller may terminate this Agreement, after which
(i) Buyer shall have no further right to close the escrow, (ii) Seller shall have no further obligation under this Agreement to sell the Assets to Buyer and
(iii) Seller shall retain the entire sums advanced as liquidated damages.

         8.2 Effect of Termination. If either party terminates this Agreement pursuant to Section 8.1 above, all rights and obligations of such party hereunder shall terminate without any Liability of any such party to the other party, provided that Seller may retain the deposit in the amount of $25,000 paid in connection with the Letter Agreement. In the event that a condition precedent to its obligations is not satisfied, nothing contained herein shall be deemed to require either party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Closing or, if Section 8.1(b) applies, to seek specific performance of this Agreement.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1  Amendment  and  Modification.   This  Agreement  may  be  amended,
modified, terminated, rescinded or supplemented only by written agreement signed by the parties hereto.

         9.2 Waiver; Consents. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be waived by the party affected thereby only by a written instrument signed by the party granting such waiver. No waiver, or failure to insist upon strict compliance, by any party of any term or condition or any breach of any term or condition contained in this Agreement, in any one or more instances, shall be construed to be a waiver of, or estoppel with respect to, any other term or condition or any other breach of the same. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver.

         9.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered personally, or (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by regular or express mail or (iii) received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) or (iv) three (3) days after being sent by registered or certified mail, return receipt requested, in each case to the other party at the following addresses and telecopier numbers (or to such other address or telecopier number for a party as shall be specified in writing; provided that notices of a change of address or telecopier number shall be effective only upon receipt thereof):

         if to Seller, to:

                  BHP Minerals International Inc.
                  204 Edison Way
                  Reno, Nevada 89502
                  Attn: General Manager
                  Facsimile: (775) 856-1619

         if to Buyer, to:

                  Altair International Inc.
                  1725 Sheridan Avenue, Suite 140
                  Cody, Wyoming 82414
                  Attn: President
                  Facsimile: (307) 587-8357

         with a copy to :

                  Mineral Recovery Services
                  230 South Rock Boulevard
                  Suite 21
                  Reno, Nevada 84414
                  Attn: Chief Financial Officer
                  Facsimile (775) 857-1920

         9.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Either Seller or Buyer may assign all of its rights and obligations under this Agreement without the written consent of the other party, provided however, (i) the assigning party shall provide written notice of such assignment to the other party within five (5) days after the consummation of such assignment, (ii) notwithstanding such assignment, Seller shall remain liable (jointly and severally with the assignee) for all obligations of "Seller" arising under this Agreement, whether arising before or after such assignment, and (iii) notwithstanding such assignment, Buyer shall remain liable (jointly and severally with the assignee) for all obligations of "Buyer" arising under this Agreement, whether arising before or after such assignment.

         9.5 Severability. Any provision hereof prohibited by or deemed unlawful or unenforceable under any applicable law of any jurisdiction shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms. In the event that any term or provision of this Agreement shall be held invalid by a competent court or government agency, the remainder of this Agreement shall not be affected thereby and the parties hereto shall continue to be bound by the remaining terms hereof. In such event, the relevant term or provision (or should such term(s) or provision(s) be a crucial element of this Agreement, then the entire Agreement) shall be renegotiated by the parties in a good faith effort to achieve mutual agreement consistent with such holding and the parties shall continue to perform under this Agreement in a manner consistent with its intent and objectives.

         9.6 Governing Law. This Agreement has been executed in the State of Nevada and shall be governed by the laws of the State of Nevada, (regardless of the laws that might otherwise govern under applicable Nevada principles of conflicts of law) as to all matters, including matters of validity, construction, effect, performance, and remedies. The parties hereby submit to the jurisdiction of the courts in the State of Nevada and the United States District Court, District of Nevada, any claims or lawsuits arising in connection with this Agreement, and waive any objections based on inconvenient forum.

         9.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

         9.8 Entire Agreement. This Agreement, including the instruments, memoranda, certificates, schedules, exhibits, and other documents referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, including without limitation, the Letter Agreement.

         9.9 Attorneys' Fees. In the event any party hereto institutes a Proceeding against any other party hereto for a claim arising out of or to enforce this Agreement, the party that prevails shall be entitled to recover reasonable attorneys' fees, costs and expenses incurred, in addition to any other relief to which it may be entitled.

         9.10 Construction. This Agreement shall be construed as though all parties had drafted it. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Each of the foregoing genders and plurals is understood to refer to a corporation, partnership or other legal entity when the context so requires. The boldfaced section descriptions shall be and are for reference only and shall not be deemed to alter or limit the meaning of this Agreement in any way.

         9.11 Non-Exclusivity of Remedies. Except as set forth in Section 7.1(b), the rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any of the provisions hereof, including, without limitation, Sections 6.2 or 6.3. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party hereto as against the other party for a breach or threatened breach of any provision hereof.

         9.12 Nature of Relationship. Nothing contained in this Agreement shall be deemed to create a partnership, joint venture, agency or fiduciary relationship of any kind between Seller and Buyer. Neither Buyer no Seller shall have authority to act for, bind, create or assume any obligation or responsibility on behalf of the other party.

                                    ARTICLE X
                                   DEFINITIONS

         10.1 For the purposes of this Agreement, the following terms shall have the meanings specified or referred to below whether or not capitalized when used in this Agreement. Any reference or citation to a law, statute or regulation shall be deemed to include any amendments to that law, statute or regulation and judicial and administrative interpretations of it.

                  (a) "Affiliate" means with respect to a specified Person, (a) any Entity of which such Person is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 30% or more of any class of equity security thereof or other financial or voting interest therein; (b) if such Person is an individual, any relative or spouse of such individual, or any relative of such spouse (such relative of such individual or spouse being related to the individual or spouse in question within the second degree), and any other natural person who resides with such person, and any Entity of which any such relative, spouse, or relative of spouse is an executive officer, director, partner, trustee or other fiduciary or is directly or indirectly the beneficial owner of 30% or more of any class of equity security thereof or other financial or voting interest therein; (c) if such Person is an Entity, any director, executive officer, partner, trustee or other fiduciary or any direct or indirect beneficial owner of 30% or more of any class of equity security of, or other financial or voting interest in, such Entity; or (d) any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, "control" (including "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Agreement" means this Asset Purchase and Sale Agreement, including the attachments, exhibits and appendices hereto, which are hereby incorporated herein.

                  (c) "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, equity, trust, equitable interest, claim, easement, right-of-way, servitude, right of possession, lease tenancy, license, encroachment, burden, intrusion, covenant, infringement, interference, proxy, option, right of first refusal, community property interest, legend, defect, impediment, exception, condition, restriction, reservation, limitation, impairment, imperfection of title, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any security or other asset, and restriction on the possession, use, exercise or transfer of any other attribute of ownership, whether based on or arising from common law, constitutional provision, statute, contract or otherwise.

                  (d) "Entity" means any corporation (including any non-profit corporation), limited liability company, general partnership, limited partnership, joint venture, joint stock association, estate, trust, cooperative, foundation, union, syndicate, league, consortium, coalition, committee, society, firm, company or other enterprise, association, organization or entity of any nature, other than a Governmental Authority.

                  (e) "Governmental Authority" means any foreign governmental authority, the United States of America, any State of the United States of America, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority thereof, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

                  (f) "Governmental Authorization" means any permit (including any Environmental Permit), license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, transfer, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement.

                  (g) "Knowledge" or "known" - An individual shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if (i) such individual is actually aware of such fact or other matter; or (ii) a prudent individual should have become aware of such fact or other matter in the course of conducting the business of Seller. An Entity shall be deemed to have "knowledge" of or to have "known" a particular fact or other matter if any individual who is serving or who has at any time served as an officer, director, employee, partner, executor, trustee or agent (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

                  (h) "Legal Requirement" means any law (including any Environmental Law), statute, ordinance, decree, requirement, Order, treaty, proclamation, convention, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any Governmental Authorization issued by, any Governmental Authority.

                  (i) "Liability" means any debt, obligation, duty, or liability of any nature (including any unknown, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, unasserted, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted United States accounting principles consistently applied.

                  (j) "Loss" means any loss, damage, injury, harm, detriment, Liability, claim, demand, Proceeding, settlement, judgment, award, punitive damage award, fine, penalty, tax, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as, with respect to compliance with any Environmental Law.

                  (k) "Material" or "Materially" for purposes of this Agreement shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts, and, where the context suggests that the term may involve or be based upon a dollar amount, shall be deemed to mean any amount in excess of $100,000, unless otherwise specifically stated.

                  (l) "Material Adverse Effect" means, for any Person, (a) a Material adverse effect, whether individually or in the aggregate, on the business, operations, financial condition, assets, liabilities or prospects of such Person (b) the effect of causing the Person to incur a cost or expense or lose anticipated revenue in an amount in excess of $100,000 or (c) the effect of preventing such Person from consummating the transactions contemplated hereby.

                  (m)  "Order"  means any order,  judgment,  injunction,  edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, consent decree, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Authority or by any arbitrator.

                  (n) "Ordinary Course of Business" means the ordinary course of the Business consistent with past custom and practice of Seller, including with respect to quantity and frequency.

                  (o) "Person" means any individual, Entity, or Governmental Authority.

                  (p) "Proceeding" means any action, suit, litigation, arbitration, mediation, lawsuit, claim, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination, investigation, challenge, controversy or dispute commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator.

                  (q) "Transaction Documents" means this Agreement, the Bill of Sale attached hereto as Exhibit B, the Assignment Agreement attached hereto as Exhibit C, the Assignment and Assumption Agreement attached hereto as Exhibit D, the Lease attached hereto as Exhibit E, the Services Agreement attached hereto as Exhibit F, the Receipt attached hereto as Exhibit G, and all other documents, instruments, certificates, and other agreements required by this Agreement or necessary to effect the transactions contemplated by this Agreement.

                  (r) "Transferee" means any heir, successor, assigns, transferee, licensee or other Person who is transferred (by operation of law or otherwise) any rights of Seller or Buyer, as applicable, with respect to the Technology or under this Agreement.

         10.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

                      Term                                  Section
                      ----                                  -------
                      Agreement                            Introduction
                      Asset Related Contracts                      2.14
                      Assets                                        1.1
                      Benchmark Price                            6.5(a)
                      BHP's Reno Facility                          2.11
                      Production Statement                       6.5(c)
                      Buyer Residual Information                    6.4
                      Buyer Confidential Information                6.3
                      Buyer                                Introduction
                      Buyer's Indemnified Persons                   8.2
                      Closing                                       1.4
                      BHP New Zealand Plant                (6.5(a)(iii)
                      Closing Date                                  1.4
                      Covenant Period                               6.2
                      Effective Date                       Introduction
                      Environment                               2.13(d)

                      Term                                   Section
                      ----                                   -------
                      Environmental Permits                        2.13
                      Environmental Notice                      2.13(d)
                      Environmental Losses                       7.5(a)
                      Environmental Laws                        2.13(d)
                      Indemnified Person                            8.4
                      Indemnifying Person                           8.4
                      Letter Agreement                       Background
                      Material                                  2.13(D)
                      Other Assests                        Attachment A
                      Permits                                      2.13
                      Production Statement                       6.5(c)
                      Purchase Price                             1.3(b)
                      Royalty                                    6.5(a)
                      Seller Authorizations                         2.8
                      Seller Confidential Information               6.4
                      Seller Residual Information                   6.3
                      Seller Production Statement                6.5(c)
                      Seller                               Introduction
                      Tangible Assets                      Attachment A
                      Technology                           Attachment A

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf as of the date first above written.


                            Buyer
                            Altair International Inc.,
                            an Ontario corporation

                                     By:
                                     Its:



                            Seller
                                     BHP Minerals International Inc.,
                                     a Delaware corporation

                                       By:
                                      Its:

                                    Exhibit A
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement

         A. The Technology. For purposes of this Agreement, the "Technology" shall consist of the following intellectual property, rights, methods and processes developed, acquired or utilized by Seller in connection with Seller's ilmenite upgrading project work conducted at BHP's Reno Facility (the "BHP Project"):

                  1.       All processes covered by the provisional applications
                           to  patent  and  patent  applications   described  in
                           Section A.6. of this Exhibit A;

                  2. All unpatented processes, technology, know-how, inventions (whether or not in the form of invention disclosures), copyrights, trade secrets, royalty rights, confidential information, formulas, recipes, licenses and other intellectual property used in or related to the intellectual property, rights, methods and processes developed, acquired or utilized by Seller in connection with the BHP Project that are related to the production of chemical compounds, whether metallic or non-metallic, or the production of any other type of compound from various feedstocks in connection with the BHP Project;

                  3.       All   hydrometallurgical    methods   and   processes
                           developed,   acquired   or   utilized  by  Seller  in
                           connection with the BHP Project ;

                  4. To the extent they relate to, are included in, or derive from the elements identified in provision A of this Exhibit A, all inventions, trademarks, trade names, service marks, assumed names, trade dress, copyrights, United States, Foreign, state and other applications and registrations and renewals and continuations thereof, business information, trade secrets, royalty rights, confidential information, formulas, recipes, processes, techniques, know-how, licenses, income, royalties, damages, claims, payments now or hereafter receivable, permits, permissions, and authorizations, consents, easements, rights of way, software, domain names, web sites, e-mail addresses, goodwill, and all other rights of any kind, including all rights to sue;

                  5. Any information relating to or concerning the other elements identified in this Exhibit A and related to the BHP project or implementation and use of such elements, whether in hard copy, magnetic media or another form, including without limitations, invention records, research records and reports, test procedures, test data, development reports, experimental and other engineering reports, production processes, equipment and plant designs, product specifications, quality control reports and specifications, and users' and operators' manuals, drawings and photographs, computer programs, manufacturing and production techniques, process, methods and marketing surveys;

                  6. Without limitation, the following patent applications and equivalent patents and patent applications under any treaty or statute in any region or in any country of the world, and related design, construction, operating, and maintenance information:

                  Portions of pages 33, 34, 35, and 36 of the Asset Purchase and Sale Agreement have been omitted from this Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") by Altair International Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this Exhibit
                  10.4 by the placement of this legend.

                                    e.      Any  other   patents   related   to,
                                            derived from, or  incorporating  any
                                            of  the  elements   indentified   in
                                            provision  A  of  this   Exhibit  A,
                                            together  with the  yet-to-be  filed
                                            application  as set forth in A.1. of
                                            this exhibit A; and


                                    f.      All      applications,      division
                                            applications,    continuations    or
                                            continuations-in-part,     renewals,
                                            modifications,       reexaminations,
                                            reissues,  or extensions  related to
                                            any of the foregoing;

         B. The Tangible Assets. For purposes of this Agreement, the "Tangible Assets" shall include all equipment, apparatus and other tangible personal property of any kind, whether or not owned by Seller, located in BHP's Reno Facility, and used in the operation or development of the Technology, including without limitation, the following:

                  Portions of pages 33, 34, 35, and 36 of the Asset Purchase and Sale Agreement have been omitted from this Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") by Altair International Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this Exhibit
                  10.4 by the placement of this legend.

                  Portions of pages 33, 34, 35, and 36 of the Asset Purchase and Sale Agreement have been omitted from this Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") by Altair International Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this Exhibit
                  10.4 by the placement of this legend.

                  Portions of pages 33, 34, 35, and 36 of the Asset Purchase and Sale Agreement have been omitted from this Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") by Altair International Inc. The omitted portions, which are the subject of an application for confidential treatment and have been filed separately with the Commission, are identified in this Exhibit
                  10.4 by the placement of this legend.


         C. The Other Assets. For purposes of this Agreement, the "Other Assets" shall include the following:

                  1. All Permits, registrations and other Governmental Authorizations currently held by Seller with respect to the Assets.

                  2.       The following Asset Related Contracts:

                           a.       None

                                    Exhibit B
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement


                                  Bill of Sale
                                  ------------


                           [see attached Bill of Sale]

                                    Exhibit C
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement


                              Assignment Agreement
                              --------------------


                       [see attached Assignment Agreement]

                                    Exhibit D
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement


                       Assignment and Assumption Agreement


               [see attached Assignment and Assumption Agreement]
               --------------------------------------------------

                                    Exhibit E
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement


                                 Lease Agreement
                                 ---------------


                         [see attached Lease Agreement]

                                    Exhibit F
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement



                               Services Agreement
                               ------------------


                        [see attached Services Agreement]

                                    Exhibit G
                                    ---------
                                       to
                        Asset Purchase and Sale Agreement


                                     Receipt
                                     -------


                             [see attached Receipt]

                                    Exhibit H
                                    --------
                                       to
                        Asset Purchase and Sale Agreement


                    Resolution of Buyer's Board of Directors


                            [see attached Resolution]

                                  Exhibit 10.3
                                    Exhibit C
                                    ---------
                                       to
                               Services Agreement
                               ------------------

     Form of BHP Employee Confidential Information and Inventions Agreement


                                   [Attached]